SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934



Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|


Check the appropriate box:

  |_|   Preliminary Proxy Statement                |_|    Confidential, For Use
                                                          of the Commission Only
  |X|   Definitive Proxy Statement                        (as permitted by
  |_|   Definitive Additional Materials                   Rule 14a-6(e)(2))
  |_|   Soliciting Material Under Rule 14a-12


                       OFFICIAL PAYMENTS CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                                    N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
     |X|   No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           -------------------------------------------------------------------
           (2)    Aggregate number of securities to which transaction applies:

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           (3)    Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11:

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     |_|   Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)    Amount Previously Paid:
                                         --------------------------------------

           (2)    Form, Schedule or Registration Statement No.:
                                                               ----------------

           (3)    Filing Party:
                               ------------------------------------------------

           (4)    Date Filed:
                             --------------------------------------------------

               As filed with the Commission on April 9, 2002



                                 [OPC LOGO]

                           Three Landmark Square
                      Stamford, Connecticut 06901-2501

                       ------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                May 7, 2002
                       ------------------------------


To the Stockholders:

         The Annual Meeting of Stockholders of Official Payments
Corporation, a Delaware corporation, will be held on Tuesday, May 7, 2002 at 10:00 a.m., local time, at the Landmark Club, One Landmark Square, 22nd Floor, Stamford, Connecticut 06901 for the following purposes:

         1. To elect six members of the Board of Directors, each to serve until the 2003 Annual Meeting of Stockholders and until a successor is elected and qualified;

         2. To ratify the selection of the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2002; and

         3. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Only stockholders of record at the close of business on March 27, 2002 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          Mitchell H. Gordon
                                          Senior Vice President, General Counsel
                                          and Secretary


April 9, 2002


                       OFFICIAL PAYMENTS CORPORATION
                           Three Landmark Square
                      Stamford, Connecticut 06901-2501


                              PROXY STATEMENT
                               April 9, 2002


         This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about April 9, 2002. They are furnished in connection with the solicitation by the Board of Directors of Official Payments Corporation (the "Company") of proxies from the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice (the "Annual Meeting").

Purpose of the Meeting

         At the Annual Meeting, stockholders will act upon the election of six directors and ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

Record Date and Voting Securities

         Only holders of record of Common Stock at the close of business on March 27, 2002 (the "Record Date") will receive notice of, and be entitled to vote at, the Annual Meeting. At the close of business on the Record Date, 22,222,651 shares of Common Stock were outstanding and entitled to vote. The Common Stock is the only class of outstanding voting securities of the Company.

Quorum and Voting

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally as of the Record Date is necessary to constitute a quorum to transact business. Abstentions and broker non-votes, if any, will be counted for purposes of determining the presence of a quorum. In deciding all matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

         Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote thereon at the Annual Meeting, who are present in person or represented by proxy. Votes may be cast in favor of or withheld with respect to any or all of the director nominees. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors.

         Ratification of the selection of KPMG LLP as the Company's independent auditors for fiscal year 2002, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon at the Annual Meeting, who are present in person or represented by proxy. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on Proposal No. 2.

Expenses of Proxy Solicitation

         The Company is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished to the Company's stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, if asked, the Company will reimburse such persons for their reasonable expenses in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, Internet and personal solicitation by directors, officers or other regular employees of the Company. The Company has retained Innisfree M&A Incorporated to assist it in the solicitation of proxies for approximately $6,000, plus out-of-pocket expenses.

Voting Procedures

         Stockholders of record should sign, date and return the proxy card in the enclosed pre-paid envelope. By so casting a vote in such manner, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. If you want to vote in person at the Annual Meeting and you hold Common Stock in "street name," you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

         If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified therein. If the proxy does not specify how the shares represented thereby are to be voted, the shares represented by the proxy will be voted: (i) "FOR" the election of the director nominees proposed by the Board of Directors and (ii) "FOR" the ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

         You may revoke your proxy by doing any of the following:

         - File a written notice of revocation with the Secretary of the Company, dated later than the proxy but before the vote is taken at the Annual Meeting;

         - Execute a later dated proxy before the vote is taken at the Annual Meeting; or

         - Vote in person at the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke the earlier proxy).

         Any written notice of revocation, or later dated proxy, should be delivered to:

                  Official Payments Corporation
                  Three Landmark Square
                  Stamford, CT 06901-2501
                  Attention: Mitchell H. Gordon, Secretary

         If you have any questions or need assistance in voting your shares, please call:

                  INNISFREE M&A INCORPORATED
                  Toll Free: 1-888-750-5834



                               PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

General

         Six directors are to be elected at the Annual Meeting, each to serve until the 2003 Annual Meeting of Stockholders and until a successor is elected and qualified. In response to the vacancies on the Board of Directors resulting from the resignation of Vernon Loucks Jr. in August 2001 in order to spend more time with his family and the death in January 2002 of Kenneth Stern, the Company's founder and a director, the Board of Directors determined (in accordance with the Company's bylaws) in March 2002 to reduce the size of the Board from nine members to seven members.

         On April 5, 2002, the Board of Directors accepted the resignations of George L. Graziadio, Jr., a director and Chairman of Comerica Bank-California (a wholly owned subsidiary of Comerica Incorporated, the record owner of approximately 54% of the outstanding Common Stock), for personal health reasons, and Christos M. Cotsakos, Chairman of the Board and Chief Executive Officer of E*Trade Group, Inc., for personal reasons unrelated to the Company. On the same date, the Board appointed John Haggerty, Executive Vice President of Comerica Incorporated, to fill one of the vacancies until the Annual Meeting and has also nominated him for election as a director at the Annual Meeting. In addition, the Board further reduced its size to six members.

         Each of the nominees of the Company has consented to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Company as of the date of this Proxy Statement, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

         Set forth below is the name, age and principal occupation of each person nominated as a director by the Board of Directors, as well as such individuals' positions with the Company and business experience during at least the last five years and the year each was first elected or appointed a director.

         ANDREW COHAN. Mr. Cohan has served as a director of the Company since November 1999. Since November 1, 2001, Mr. Cohan has served as President, Co-Chief Executive Officer of Access Licensing Group, an entertainment licensing and marketing company. He was Senior Vice President, Licensing, Marketing and Merchandising for Hyper Entertainment Inc., an entertainment licensing and marketing company, from July 2000 through August 2001. From September 1999 to July 2000, Mr. Cohan was Chairman and Chief Executive Officer of Artist Marketing Corp., a marketing company for artists and entertainment/celebrity figures. From August 1997 to September 1999, Mr. Cohan was Senior Vice President, Worldwide Entertainment, Licensing and Marketing for Sony Signature, an entertainment licensing and marketing company. From January 1996 to July 1997, Mr. Cohan was Senior Vice President, Chief Merchandising Officer for Beverages and More, a start-up beverages retailer. Before that, Mr. Cohan was Vice President, Merchandising for Emerson Radio Corporation from February 1994.
Age: 47.

         THOMAS R. EVANS. Mr. Evans has served as Chairman of the Board and Chief Executive Officer of the Company since August 1999. From April 1998 to May 1999, Mr. Evans was the President and Chief Executive Officer of GeoCities, Inc., which was acquired by Yahoo! Inc. in May 1999. From 1992 to April 1998, Mr. Evans served as President and Publisher of U.S. News & World Report. From January 1997 to April 1998, Mr. Evans also served as President and Publisher of The Atlantic Monthly. In addition, from May 1995 to April 1998, Mr. Evans served as President and Publisher of Fast Company, a magazine that showcases business people and ideas. Age: 47.

         JOHN R. HAGGERTY. Mr. Haggerty has served as a director of the Company since April 2002. Since March 2001, he has served as Executive Vice President in charge of Small Business Banking & Personal Financial Services for Comerica Incorporated. Mr. Haggerty joined Comerica in July 1994 and served as President and Chief Executive Officer of Comerica Mortgage Corporation until December 1997. From August 1997 until August 2000, Mr. Haggerty was Chairman and President of Comerica Acceptance Corporation and served as Chairman and President of Comerica Bank, National Association from August 1998 until March 2001. Prior to joining Comerica in 1994, Mr. Haggerty served as Executive Vice President of Banc One Mortgage Corporation. Age: 58.

         JOHN D. LEWIS. Mr. Lewis has served as a director of the Company since May 2001. He has served as Vice Chairman and a director of Comerica Incorporated since January 1994 and Vice Chairman of Comerica Bank since March 1995. Mr. Lewis also held these officer positions with Comerica Incorporated and Comerica Bank between January 1990 and June 1992 and served as a director of Comerica Incorporated between 1989 and 1992. Mr. Lewis was Executive Vice President of Comerica Incorporated from June 1992 to January 1994. Age: 53.

         LEE E. MIKLES. Mr. Mikles has served as a director of the Company since November 1999. Mr. Mikles is the Chairman of Mikles/Miller Management Inc., a registered investment advisor, and Chairman of Mikles/Miller Securities, LLC, a registered broker/dealer. Mr. Mikles served as a director of Imperial Bancorp from 1996 until 2000 and its wholly owned subsidiary, Imperial Bank, from 1993 to 2000. Mr. Mikles currently serves on the board of directors of Coastcast Corp. Age: 46.

         BRUCE S. NELSON. Mr. Nelson has served as a director of the Company since November 1999. Since September 2000, Mr. Nelson has served as Executive Vice President, Chief Marketing Officer of The Interpublic Group of Companies, Inc. From March 1998 through September 1999, he was Vice Chairman, Chief Knowledge Officer of Young & Rubicam Inc. Prior to that position, he worked at McCann-Erickson Worldwide for 19 years in various positions, including as Director of Worldwide Accounts, Director of Strategy for Worldwide Accounts and Creative Director for Worldwide Accounts. From September 1999 to October 2001, Mr. Nelson served as a marketing and advertising consultant to the Company (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"). Age: 50.

Certain Information Concerning the Board of Directors

         Board of Directors and Committees of the Board. The Board of Directors held six meetings during 2001. In 2001, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served that were held after their appointment.

         The Board has established an Audit Committee and a Compensation Committee. The Company has no nominating or similar committee; the full Board of Directors performs that function.

         The current members of the Audit Committee, which held five meetings in 2001, are Messrs. Cohan, Nelson and Mikles (Chairman). Mr. Cotsakos was also a member of the Audit Committee in 2001 (continuing until his resignation from the Board in April 2002). Mr. Nelson was appointed to the Audit Committee on April 5, 2002, and the Audit Committee has not met since his appointment. The Audit Committee meets from time to time with the Company's independent auditors and has general responsibility for reviewing the accounting and auditing affairs of the Company.

         The current members of the Compensation Committee, which held four meetings in 2001, are Messrs. Cohan, Lewis and Nelson. Mr. Graziadio was also a member of the Compensation Committee in 2001 (continuing until his resignation from the Board in April 2002). Mr. Lewis was appointed to the Compensation Committee on April 5, 2002, and the Compensation Committee has not met since his appointment. The Compensation Committee has general responsibility for management and other employee compensation, including incentive compensation and stock option plans.

         Compensation of Directors. Directors who are not employees of the Company or Comerica Incorporated (or its affiliates) receive an annual retainer of $20,000. Directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. In addition, Mr. Mikles received, upon consummation of the Company's initial public offering in November 1999, options to purchase 75,000 shares of the Common Stock at an exercise price per share equal to $15.00 and Messrs. Cohan and Nelson received 93,750 and 95,000 options, respectively, to purchase the Common Stock at the $15.00 per share exercise price. Mr. Nelson also received options to purchase 15,000 shares of Common Stock at an exercise price per share equal to $1.33. Non-employee directors (other than employees of Comerica Incorporated or its affiliates) are also eligible to receive option grants under the Company's 1999 Stock Incentive Plan at the discretion of the Board. Directors who are officers or employees of the Company or Comerica Incorporated (or its affiliates) do not receive any additional compensation for their services as directors.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 THE ELECTION OF THE NOMINEES LISTED ABOVE.



                               PROPOSAL NO. 2
                  RATIFICATION OF SELECTION OF KPMG LLP AS
                     THE COMPANY'S INDEPENDENT AUDITORS

         The Company has selected KPMG LLP ("KPMG") as its independent auditors for the fiscal year ending December 31, 2002. The Company is submitting its selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the financial statements of the Company (and its predecessor business, U.S. Audiotex, LLC) since 1996. The Company expects that representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

         The Company's Bylaws do not require that the stockholders ratify the selection of the independent auditors, but this item is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              THE RATIFICATION OF THE SELECTION OF KPMG LLP AS
                    THE COMPANY'S INDEPENDENT AUDITORS.


                             EXECUTIVE OFFICERS

         Set forth below is information regarding the current executive officers of the Company, who serve at the discretion of the Board of
Directors:


NAME                              AGE        POSITION(S)
----                              ---        -----------

Thomas R. Evans                   47         Chairman of the Board and Chief
                                             Executive Officer
Michael P. Presto                 48         Chief Operating Officer
Edward J. DiMaria                 36         Chief Financial Officer
Mitchell H. Gordon                36         Senior Vice President, General
                                             Counsel and Secretary

         The biographical information for Mr. Evans is provided in the biographical information of the directors of the Company set forth in the section above discussing Proposal No. 1.

         Michael P. Presto has served as the Company's Chief Operating Officer since September 1999, and is responsible for the technology, customer service and business operations of the Company. Mr. Presto was Senior Vice President, Circulation and Business Development at Curtis Circulation Company from April 1998 to September 1999, where he was responsible for worldwide circulation sales and marketing strategies. From January 1993 to April 1998, Mr. Presto was Vice President of Consumer Marketing and Senior Vice President of Consumer Marketing and Distribution for The New York Daily News, during which time he also served as President of Data Comm Services Inc., an affiliated telemarketing/fulfillment customer service business. In addition, Mr. Presto has held executive management positions at U.S. News & World Report and Newsweek.

         Edward J. DiMaria has been the Company's Chief Financial Officer since August 2000. From August 1994 to August 2000, Mr. DiMaria was employed by Best Friends Pet Care, Inc., where his final position was Executive Vice President and Chief Financial Officer. Mr. DiMaria has also held finance and accounting positions with Business Express, Inc., Advanced Network & Services, Inc. and KPMG Peat Marwick.

         Mitchell H. Gordon has served as the Company's General Counsel since February 2000, and is responsible for managing the Company's legal affairs and supervising the Company's outside legal counsel. From September 1995 to February 2000, Mr. Gordon was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, concentrating on mergers and acquisitions and general corporate law.

                            SIGNIFICANT EMPLOYEE

         Kevin C. Connell has served as Vice President, Sales of the Company since December 2001 and is responsible for supervising the Company's sales and business development activities. From the commencement of his employment with the Company in November 1999 until to assuming his new responsibilities, Mr. Connell served as Vice President, East Coast Sales. Mr. Connell was Vice President-New Business Development of Discover Financial Services, Inc. from November 1996 through October 1999, and in such position served as National Government Sales Manager. Prior to assuming such position, Mr. Connell held various sales and management positions at Discover from 1985. Age: 35.


                       EXECUTIVE OFFICER COMPENSATION

         The following table sets forth the compensation awarded to, earned by or paid to (i) the person serving as the Company's Chief Executive Officer during 2001, (ii) the four other most highly compensated executive officers of the Company in 2001 who were employed in such positions as of December 31, 2001, and (iii) Kenneth Stern, who served as the Company's President until December 26, 2001. The compensation indicated is for services rendered in all capacities to the Company during 2001, 2000 and 1999, as applicable. Except asset forth below, perquisites and other personal benefits, securities and property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers.

Summary Compensation Table

                                                                                  Long Term
                                           Annual Compensation                  Compensation
                            ------------------------------------------------- -----------------
                                                                                   Awards
                                                                              -----------------
                                                                                 Securities
                                                                                 Underlying
Name and                                                      Other Annual         Options           All Other
Principal Position           Year    Salary($)   Bonus($)    Compensation($)         (#)         Compensation($)(a)
--------------------------- ------- ----------- ----------- ----------------- ----------------- --------------------

Thomas R. Evans              2001       350,000           -                 -                 -           -
   Chairman and Chief        2000       200,000     100,000                 -                 -         7,598
   Executive Officer         1999        76,955     500,000                 -         1,370,328           -

Michael P. Presto            2001       200,000     100,000                 -                 -         5,250
   Chief Operating Officer   2000       200,000     100,000                 -           200,000        12,848
                             1999        50,000           -                 -           685,164           -

Edward J. DiMaria            2001       195,000      85,000                 -            50,000         5,250
   Chief Financial Officer   2000        56,875      60,000                 -           200,000           -
                             1999             -           -                 -                 -           -

Mitchell H. Gordon           2001       185,000      30,000                 -            50,000         4,731
   Senior Vice President,    2000       151,891      43,750                 -           180,000        11,435
   General Counsel           1999             -           -                 -                 -           -

Michael Barrett              2001       200,000           -                 -                 -           -
   Chief Internet and        2000       200,000     100,000                 -                 -        11,397
   Sales Officer (b)         1999        50,000           -                 -           822,196           -

Kenneth Stern                2001       212,519     100,000          22,924 (d)               -     1,520,615 (e)
   President (c)             2000       215,000     100,000          28,202 (d)               -        18,167
                             1999       198,046           -          32,058 (d)         219,252         9,728



(a) Except as otherwise indicated, "All Other Compensation" represents the aggregate amount of contributions made per listed individual by the Company or its ultimate parent company, Comerica Incorporated (beginning January 30, 2001) or Imperial Bancorp (prior to January 30, 2001), to various employee benefit plans offered to eligible Company employees: the Imperial Bancorp Salary Investment Plan (the "Imperial 401(k) Plan"), the Company's Retirement Incentive Plan (the "Company 401(k) Plan"), the Imperial Bancorp Employee Stock Ownership Plan (the "Imperial ESOP") and the Imperial Bancorp Profit Sharing Plan (the "Imperial PS Plan"). The Imperial 401(k) Plan, the Imperial ESOP and the Imperial PS Plan were terminated in 2001.

(b)      Mr. Barrett's employment with the Company terminated as of January
         27, 2002.

(c) Mr. Stern's employment with the Company terminated as of December 26, 2001. Mr. Stern passed away in late January 2002.

(d) The amounts shown in 2001, 2000 and 1999 include automobile allowances of $22,924, $24,445 and $27,196, respectively.

(e) The amount shown reflects the Company's contribution of $5,250 under the Company 401(k) Plan and the aggregate severance payable to Mr. Stern's lawful heir(s) pursuant to his employment agreement in connection with the termination of his employment from the Company.


         The table below discloses information concerning individual grants of stock options made during the last completed fiscal year to the executive officers named in the Summary Compensation Table, which stock options were granted with exercise prices equal to the market price of the Common Stock on the date of grant. Stock options granted generally vest over a three-year period.

                     Option Grants in Last Fiscal Year


                                                                                     Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                     Stock Price Appreciation for
                                   Individual Grants                                         Option Term
                         --------------------------------------                   ------------------------------
                          Number of     % of Total
                          Securities      Options
                          Underlying    Granted to     Exercise
                           Options      Employees in   Price        Expiration       5%           10%
Name                     Granted (#)    Fiscal Year    ($/Share)       Date        ($)(a)       ($)(a)
------                   ------------  -------------  --------- ---------------- -----------  --------------

Thomas R. Evans                     -              -          -          -              -          -

Michael P. Presto                   -              -          -          -              -          -

Edward J. DiMaria              50,000              5.6%      $3.29    8/27/11       $103,453   $262,170

Mitchell H. Gordon             50,000              5.6%      $7.00    2/20/11       $220,113   $557,809

Michael Barrett                     -              -          -          -              -          -

Kenneth Stern                       -              -          -          -              -          -
----------

(a) These amounts represent hypothetical gains that could be achieved for the options if they are executed at the end of their respective terms. The assumed 5% and 10% rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. They do not represent the Company's estimate or projection of future prices of the Common Stock.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The table set forth below discloses certain information concerning the number and value of unexercised options for the last completed fiscal year by the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised options to purchase shares of the Common Stock during the last completed fiscal year.

                  Aggregated Fiscal Year-End Option Values

                                       Number of Securities         Value of Unexercised
                                      Underlying Unexercised         In-the-Money Options
                                       Options at FY-End(#)            at FY-End($)(a)
                                      ---------------------         ---------------------
                                           Exercisable/                  Exercisable/
Name                                       Unexercisable                 Unexercisable

Thomas R. Evans......................       1,370,328/0                      $2,891,392/0
Michael P. Presto....................         885,164/0                      $1,445,696/0
Edward J. DiMaria....................    200,000/50,000                          $0/7,500
Mitchell H. Gordon...................    212,917/17,083 (b)                          $0/0
Michael Barrett......................         822,196/0                      $1,734,834/0
Kenneth Stern........................         219,252/0                        $462,622/0
----------

(a) The value of unexercised options was determined using the $3.44 closing price of the Common Stock on December 31, 2001, the last Nasdaq trading day in 2001.

(b) The first ("exercisable") amount shown includes 16,251 non-qualified stock options granted under the Company's 1999 Stock Incentive Plan, which options are immediately exercisable but subject to a right of repurchase by the Company, which right lapses periodically through December 2003 in accordance with the terms of such plan. The second ("unexercisable") amount shown represents incentive stock options granted under the 1999 Stock Incentive Plan, which are not exercisable prior to vesting.

Employment Agreements

         Thomas R. Evans. The Company has entered into an employment agreement with Thomas R. Evans, the Company's Chairman and Chief Executive Officer. The employment agreement provides for a minimum annual base salary of $200,000, which the Compensation Committee increased to $350,000 as of January 1, 2001. In addition, Mr. Evans is eligible to receive unspecified annual bonuses at the discretion of the Compensation Committee. In accordance with the employment agreement, Mr. Evans was also granted options (the "Initial Evans Options") to purchase 1,370,328 shares of the Common Stock at $1.33 per share under the 1999 Stock Incentive Plan. Under the terms of the employment agreement, Comerica Bank-California (as successor to Imperial Bank) has guaranteed that the "value" - as defined in the agreement - of Mr. Evans' vested options will be $10,000,000 on or before August 26, 2002, and Comerica Bank-California will pay Mr. Evans an amount equal to the difference between $10,000,000 and the highest value of the vested options calculated on certain specified dates during such three-year period. This guarantee is solely the obligation of Comerica Bank-California and is not an obligation of the Company. If Mr. Evans' employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him his base salary and benefits for one year, and all of his then unvested options will vest immediately. The merger of Imperial Bancorp (the then parent holding company of Imperial Bank) with and into a wholly owned subsidiary of Comerica Incorporated in January 2001 constituted a change of control of the Company for purposes of the preceding sentence and also resulted in the full vesting of the Initial Evans Options. If Mr. Evans' employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Evans' employment under the agreement may be terminated by the Company on 30 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Evans on 60 days' notice without good reason, or upon 30 days' notice for good reason.

         Michael P. Presto. The Company has entered into an employment agreement with Michael P. Presto, the Company's Chief Operating Officer. The employment agreement provides for a minimum annual base salary of $200,000, which the Compensation Committee increased to $250,000 as of January 1, 2002. In addition, under the terms of his agreement, Mr. Presto is eligible to receive unspecified annual bonuses in the future at the discretion of the Compensation Committee. In accordance with the employment agreement, Mr. Presto was also granted options (the "Initial Presto Options") to purchase 685,164 shares of the Common Stock at $1.33 per share under the 1999 Stock Incentive Plan. If Mr. Presto's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him his base salary and benefits for one year, and all of his then unvested options will vest immediately. The Imperial Bancorp/Comerica Incorporated merger in January 2001 constituted a change of control of the Company for purposes of the preceding sentence and also resulted in the full vesting of the Initial Presto Options. If Mr. Presto's employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Presto's employment under the agreement may be terminated by the Company on 60 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Presto on 60 days' notice without good reason, or upon 30 days' notice for good reason.

         Kenneth Stern. Prior to Mr. Stern's death in late January 2002, the Company terminated Mr. Stern's employment as President of the Company as of December 26, 2001. This action, which was part of the Company's corporate restructuring, constituted a "termination without cause" under the terms of Mr. Stern's employment agreement. Accordingly, through August 23, 2006, the Company is required to pay Mr. Stern's lawful heir(s) his minimum annual base salary of $215,000 and minimum annual bonus of $100,000.

         Edward J. DiMaria. The Company has entered into an employment agreement with Edward J. DiMaria, the Company's Chief Financial Officer. The employment agreement provides for a minimum annual base salary of $195,000, which the Compensation Committee increased to $220,000 as of January 1, 2002. In addition, under the terms of his agreement, Mr. DiMaria is eligible to receive unspecified annual bonuses in the future at the discretion of the Compensation Committee. In accordance with the employment agreement, upon the commencement of his employment, Mr. DiMaria was also granted options (the "Initial DiMaria Options") to purchase 200,000 shares of the Common Stock under the 1999 Stock Incentive Plan at $7.12 per share, and in August 2001, he received an additional grant of options to purchase up 50,000 shares of the Company's common stock at $3.29. If Mr. DiMaria's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him a lump-sum amount equal to one year of his base salary, provide him his other employment benefits for one year. The Imperial Bancorp/Comerica Incorporated merger in January 2001 constituted a change of control of the Company for purposes of the preceding sentence and resulted in the full vesting of the Initial DiMaria Options. If Mr. DiMaria's employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. DiMaria's employment under the agreement may be terminated by the Company immediately upon notice with or without cause, and may be terminated by Mr. DiMaria on 30 days' notice with or without good reason.

         Michael Barrett. As part of its corporate restructuring, the Company terminated "without cause" Mr. Barrett's employment as Chief Internet and Sales Officer, effective January 27, 2002. Under the terms of Mr. Barrett's employment agreement with the Company, the Company will pay Mr. Barrett his $200,000 base salary and employee benefits through January 27, 2003.

         Mitchell H. Gordon. In November 2001, the Company entered into an agreement with Mr. Gordon, Senior Vice President, General Counsel of the Company. Under the terms of this agreement, if Mr. Gordon's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him his base salary and benefits for one year, and all of his then unvested options will vest immediately. Under the agreement, Mr. Gordon's employment may be terminated by the Company immediately with or without cause, and may be terminated by Mr. Gordon on 30 days' notice with good reason.

         All of the aforementioned agreements (except Mr. Gordon's) generally contain confidentiality provisions and covenants not to compete during the term of employment and for one year after termination of employment.

                      COMPENSATION COMMITTEE REPORT ON
                           EXECUTIVE COMPENSATION

General

         The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the calendar period ended December 31, 2001. The Compensation Committee was established in January 2000 and currently consists of Andrew Cohan, John Lewis and Bruce Nelson. Mr. Graziadio served as a member of the Compensation Committee until his resignation from the Board in early April 2002 and, since he was a member at the time this Report was approved, his name appears at the end of this Report (rather than Mr. Lewis' name, since Mr. Lewis joined the Committee after the Committee approved this Report). The information contained in this Report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates it by reference into such filing.

         The goals of the Company's compensation program are to align compensation with business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to the Company's long-term success and to motivate them to enhance long-term stockholder value. The Compensation Committee is particularly mindful of the extremely competitive environment for attracting senior level management in the technology sector, and the continuous and extraordinary efforts which have been made by other technology companies to lure away management and key personnel. To meet these goals, the Company has adopted a mix of the compensation elements of salary, bonus and stock incentive awards.

Base Salary

         The base salary of the Company's executive officers was individually negotiated at the time each officer joined the Company or assumed his current position. The Compensation Committee reviews each executive officer's base salary periodically (and at least annually), and when doing so, considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee believes that the current executive salaries are comparable to the salaries in effect at companies that compete with the Company for executive talent.

Bonus

         The Company's bonus policy has been to award bonuses to executive officers and key employees based on the achievement of specific goals set by the Company, and the level of contribution made by these individuals. In calculating bonus awards, certain Company performance objectives will be considered, including operating, strategic and financial goals necessary for the achievement of the Company's short and long-term objectives. Certain executive officers have employment agreements providing for minimum bonus awards.

Stock Incentive Awards

         The purpose of the Company's stock incentive plans is to provide employees of the Company with the opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Compensation Committee makes periodic grants of stock options or restricted stock to eligible employees, generally upon commencement of employment, following a significant change in job responsibilities or in recognition of a significantly noteworthy accomplishment. Stock options usually vest over three years and expire ten years from the date of grant (provided the employee remains employed with the Company). The exercise price of options is normally 100% of fair market value of the underlying stock on the date of grant (other than stock options granted prior to completion of the Company's initial public offering). The Company's executive officers are not eligible to receive grants of stock options or restricted stock under the 2000 Stock Incentive Plan and only receive grants of stock options under the 1999 Stock Incentive Plan. In awarding stock options and restricted stock, the Compensation Committee considers individual performance, overall contribution to the Company, the competitive climate for recruiting personnel and the total number of stock options and shares of restricted stock to be awarded.

CEO Compensation

         Compensation in 2001 for Mr. Evans, the Company's Chairman and Chief Executive Officer, was initially established in his employment agreement with the Company and was increased by the Compensation Committee in January 2001 (See "EXECUTIVE OFFICER COMPENSATION - Employment Agreements"). Mr. Evans' total compensation is heavily weighed toward equity incentives, consisting of the stock options granted to him in 1999 when he commenced employment with the Company. Mr. Evans' compensation was designed to align his interests with those of the Company's stockholders by tying the value of the awards and his eligibility for annual cash bonuses to the success qualitatively of his efforts toward building the Company's management, business and infrastructure and promoting the operating and financial performance of the Company.

         Section 162(m) of the Code imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. While the Company does not expect this limitation to affect the Company with respect to the 2001 tax year, the Compensation Committee intends to continue to evaluate the effects of the statute and any U.S. Treasury Department regulations and to comply with
Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

                                             Compensation Committee:
                                                      Andrew Cohan
                                                      George L. Graziadio, Jr.*
                                                      Bruce Nelson


--------

* As noted elsewhere in this Proxy Statement, Mr. Graziadio resigned from the Board of Directors in early April 2002.



        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee was established in January 2000 and consists solely of the following non-employee directors: Messrs. Cohan, Lewis (beginning in April 2002) and Nelson. Mr. Graziadio served on the Compensation Committee through the time of his resignation from the Board in April 2002. Mr. Graziadio served as the Company's Chief Executive Officer from April 16, 1999 to July 15, 1999. Mr. Lewis is an executive officer of Comerica Incorporated, the record owner of approximately 54% of the Company's outstanding common stock, and Mr. Graziadio is Chairman of Comerica Bank-California, a wholly owned subsidiary of Comerica Incorporated. During the year ended December 31, 2001, none of the Company's executive officers served:

         o as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's compensation committee;

         o as a director of another entity, one of whose executive officers served on the Company's compensation committee; or

         o as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.


                 INFORMATION REGARDING INDEPENDENT AUDITORS

         Audit Fees. KPMG's aggregate fees billed for professional services rendered for the annual audit of the Company's 2001 financial statements and review of the Company's interim financial statements in 2001 were $144,000. KPMG has informed the Company that all of the aforementioned auditing services were performed by persons employed by KPMG on a full-time basis.

         Financial Information Systems Design and Implementation Fees. KPMG did not perform any professional services relating to the design and implementation of the Company's financial information systems.

         All Other Fees. KPMG's aggregate fees for all other professional services rendered to the Company in 2001 were $34,000, relating to tax compliance and consulting services.


                           AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors in June 2000. Messrs. Cohan, Nelson and Mikles (Chairman) are the current members of the Audit Committee. Mr. Cotsakos served as a member of the Audit Committee until his resignation from the Board in early April 2002 and, since he was a member at the time this Report was approved, his name appears at the end of this report (rather than Mr. Nelson's name, since Mr. Nelson joined the Committee after the Committee approved this Report). The information contained in this Report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

         The Board of Directors has determined that each of the members of the Audit Committee is "independent" and possesses the requisite financial literacy as prescribed by the Marketplace Rules of the Nasdaq Stock Market.

         The Committee has recommended to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

         Management is responsible for the Company's financial reporting process and internal controls. KPMG, the Company's independent auditors, is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and for issuing a report in connection with that audit. The Audit Committee is responsible for monitoring and supervising these processes.

         In this context, the Audit Committee has met and held discussions with the Company's management and representatives of KPMG. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the representatives of KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

          KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and the Audit Committee discussed with KPMG its independence. The Audit Committee has also considered whether the provision of certain non-audit services provided by KPMG to the Company in 2001 (See the section of this proxy statement entitled "INFORMATION REGARDING INDEPENDENT AUDITORS") is compatible with maintaining auditor independence.

         Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                            Audit Committee:
                                                     Lee E. Mikles (Chairman)
                                                     Andrew Cohan
                                                     Christos M. Cotsakos**
--------
** As noted elsewhere in this Proxy Statement, Mr. Cotsakos resigned from the Board of Directors in early April 2002.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company's knowledge, the reports for all officers, directors and holders of more than ten percent of the Common Stock were timely filed during the year ended December 31, 2001, except that (i) in 2002 Mr. DiMaria filed late a Form 5 regarding a grant of stock options that he received in 2001 and (ii) Mr. Graziadio did not file three Forms 4 covering a total of fifteen sale transactions in mid-2001, all of which transactions were subsequently reversed (due to mistake) through the applicable broker's errors account.


                          STOCK PERFORMANCE GRAPH

         The performance graph below compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on November 23, 1999, the date on which the Company's common stock began publicly trading, and ending on December 31, 2001 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and
(B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of each of: (a) the Nasdaq Composite Index (Nasdaq); and (b) the Dow Jones Internet Index during such period, assuming a $100 investment on November 23, 1999. The Company's share price at the beginning of the measurement period was the closing price for the Common Stock on November 23, 1999, and not the price at which the Company's shares of common stock were initially offered for purchase in its public offering. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance.

         The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.


[GRAPHIC OMITTED]


                        Official                               Dow Jones
      Date           Payments Corp.       Nasdaq Index       Internet Index
      ----           --------------       ------------       --------------
     11/23/99           $100.00             $100.00           $100.00
     12/31/99           $231.11             $121.73           $126.10
      6/30/00           $ 19.17             $118.64           $ 90.44
     12/29/00           $ 30.56             $ 73.90           $ 42.84
      6/29/01           $ 22.89             $ 64.65           $ 25.86
     12/31/01           $ 15.29             $ 58.35           $ 19.92


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Comerica Bank-California, a wholly owned subsidiary of Comerica Incorporated ("Comerica Bank"), is one of the merchant banks the Company uses to process credit card transactions and perform traditional merchant credit card settlement services. The Company has an agreement with Comerica Bank in which the Company agrees to use its best efforts to use Comerica Bank as its provider of credit card settlement services. Under the agreement with Comerica Bank for processing and settlement services, Comerica Bank is paid from the Company's sales revenues customary merchant discount fees usually charged for similar processing services, on a product by product basis as negotiated between the Company and Comerica Bank. During 2001, the Company paid Comerica Bank approximately $8.2 million for performing these processing and settlement services, which represents 33% of the total merchant discount fees paid by the Company in 2001.

         John D. Lewis and John R. Haggerty, directors of the Company, are both senior officers of Comerica Incorporated.

         Comerica Bank guarantees the performance of the Company's obligations under six equipment leases. These leases are comprised of a master lease agreement with one lessor for five leases for various furniture and computer equipment and a separate lease agreement for network equipment. Comerica Bank will continue to guarantee the six leases until the leases expire.

         Starting in November 2001, as a majority-owned subsidiary of Comerica Incorporated, the Company has obtained its corporate insurance as part of Comerica's master policies, and pays its allocated premiums for coverage to independent third-party carriers. In addition, in 2001 the Company incurred $11,560 of premiums payable to Comerica Assurance Ltd., another Comerica subsidiary, for insurance on certain deductibles which otherwise would be payable by the Company in the event of casualty losses under these master policies.

         In 1999, the Company entered into an agreement with Bruce Nelson, one of the Company's directors, pursuant to which, among other things, Mr. Nelson provided consulting services in connection with the Company's marketing and advertising campaigns, analyst and other presentations and corporate positioning strategy. Prior to the termination of that agreement (effective October 1, 2001), the Company paid Mr. Nelson an annual fee of $50,000 for these services. Also in connection with these services, in 1999 Mr. Nelson received a one-time grant of options to purchase 15,000 shares of the Company's common stock at an exercise price of $1.33 per share, as well as options to purchase 20,000 shares of the Company's common stock at $15.00 per share. While these options initially had a three-year vesting schedule, they fully vested in January 2001 upon the change of control of the Company effected through the Imperial Bancorp/Comerica Incorporated merger.

         Executive officers, directors and employees of the Company may utilize the Company's credit card payment services in order to pay federal, state and/or municipal tax or other obligations in the ordinary course of business, and the Company provides these persons a discount from the convenience fee charged to unaffiliated third parties utilizing similar services.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the close of business on April 2, 2002, certain information regarding the beneficial ownership (determined in accordance with Rule 13d-3 promulgated under the Exchange
Act) of (i) the Common Stock of each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to beneficially own more than 5% of the Common Stock, (ii) the Common Stock and the common stock of Comerica Incorporated, the Company's parent, of each of the Company's directors, director nominees and named executive officers, and (iii) the Common Stock and the common stock of Comerica Incorporated of each of the Company's directors and executive officers as a group. None of the Company's directors, director nominees or executive officers own any shares of Comerica Incorporated's Series E Preferred Stock. Except as indicated below, information with respect to beneficial ownership is based upon information furnished by each director, director nominee or officer. Except as noted below, all persons referenced below have sole voting and investment power over the shares beneficially owned by them. All shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 2, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.



                                                                               Of the Total
                                                                              Number of Shares
                                                                               Beneficially
                                                            Total Amount of    Owned, Shares
                                                                 Shares         Which May Be       Percent
                                    Title and Class           Beneficially     Acquired Within     of Class
Name                                 of Security               Owned (b)          60 Days           Owned
-----------------------------   -------------------------  -----------------  ----------------  -------------
Principal Stockholders:
Comerica Incorporated........   Company Common Stock          12,000,000  (c)                -      53.6%
     Comerica Tower at Detroit Ctr.
     500 Woodward Avenue
     Detroit, MI 48226
Directors and Executive Officers:
     Thomas R. Evans.........   Company Common Stock           1,370,328             1,370,328       5.8%
                                Comerica Common Stock                115                     -          *
     Andrew Cohan............   Company Common Stock              93,750                93,750          *
                                Comerica Common Stock                  -                     -          *
     John R. Haggerty........   Company Common Stock                   -                     -          *
                                Comerica Common Stock             87,798  (d)           66,275          *
     John D. Lewis...........   Company Common Stock                   -                     -          *
                                Comerica Common Stock            406,807  (e)          311,675          *
     Lee E. Mikles...........   Company Common Stock              77,000                75,000          *
                                Comerica Common Stock                  -                     -          *
     Bruce S. Nelson.........   Company Common Stock             110,000               110,000          *
                                Comerica Common Stock                  -                     -          *
     Michael P. Presto.......   Company Common Stock             885,664               885,164       3.8%
                                Comerica Common Stock                288                     -          *
     Edward J. DiMaria.......   Company Common Stock             200,000               200,000          *
                                Comerica Common Stock                 10                     -          *
     Mitchell H. Gordon......   Company Common Stock             212,917  (f)          212,917          *
                                Comerica Common Stock                224                     -          *
     Kenneth Stern (a).......   Company Common Stock           2,891,252  (g)          219,252      12.8%
                                Comerica Common Stock                534                     -          *
     Michael Barrett.........   Company Common Stock             455,790               455,790       2.0%
                                Comerica Common Stock                172                     -          *
Directors and Executive Officers
  as a Group  (9 individuals)   Company Common Stock           2,949,659             2,947,159      11.6%
                                Comerica Common Stock            495,242               377,950          *

_______________
*      Less than 1%

(a) Mr. Stern passed away in late January 2002. Ownership references in this table to Mr. Stern herein shall be deemed to refer to his lawful heir(s).

(b) With respect to shares of Comerica Incorporated common stock, unless otherwise indicated below, represents the number of shares held in accounts for the listed persons under the Company 401(k) Plan.

(c) Based on information contained in its Schedule 13D, dated March 28, 2001, Comerica Incorporated beneficially owned 12,000,000 shares of the Common Stock with sole power to vote and dispose of all such shares. On January 30, 2001, Imperial Bancorp, the parent holding company of Imperial Bank (the then owner of the referenced shares of Common Stock), was acquired by Comerica Incorporated in a transaction pursuant to which shareholders of Imperial Bancorp received .46 of a share of Comerica Incorporated common stock for each of their shares of Imperial Bancorp common stock, representing an aggregate of approximately 21 million shares of Comerica Incorporated common stock. Imperial Bank transferred ownership of its shares of Common Stock to Comerica Incorporated on March 20, 2001.

(d) Includes 1,750 shares held jointly with his wife; 9,500 shares of restricted stock; 5,638 shares held in the Comerica Incorporated 3-Year ROE Plan; 625 shares held in the Comerica Incorporated Preferred Savings Plan; 511 shares held in the Comerica Incorporated Employee Stock Purchase Plan; and options to purchase 66,275 shares that Comerica Incorporated granted to Mr. Haggerty under its Long-Term Incentive Plan.

(e) Includes 18,000 shares of restricted stock; 13,604 shares held in the Comerica Incorporated 3-Year ROE Plan; 23 shares held in the Comerica Incorporated Employee Stock Purchase Plan; 766 shares held in the Comerica Incorporated Preferred Savings Plan; and options to purchase 311,675 shares that Comerica Incorporated granted to Mr. Lewis under its Long-Term Incentive Plan.

(f) Includes 16,251 non-qualified stock options granted under the Company's 1999 Stock Incentive Plan, which options are immediately exercisable but are subject to a right of repurchase by the Company, which right lapses periodically through December 2003 in accordance with the terms of such plan.

(g) Consists of 219,252 shares of the Common Stock underlying presently exercisable options held by Mr. Stern; and 2,672,000 shares of the Common Stock held by Beranson Holdings, Inc., a California corporation controlled by Kenneth Stern (prior to his death in January 2002) and his wife Michaella Stern (as joint tenants), with Lauren Stern (a minor and the daughter of Mr. Stern) as the only other stockholder. According to information provided to the Company as of March 14, 2002, Michaella Stern and Lauren Stern continue to maintain their respective Beranson ownership interests.


                           STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices not later than December 10, 2002 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2003 Proxy Statement and proxy.

         In order for proposals of stockholders submitted outside of Rule 14a-8 for consideration at the 2003 Annual Meeting to be considered "timely" for purposes of Rule14a-4(c) under the Exchange Act, such proposal must be received at the Company's principal executive offices not less than 90 days prior to the date of such meeting.

         The Bylaws of the Company provide that in order for a stockholder to bring business before, or propose director nominations at, an annual meeting of stockholders, the stockholder must give written notice (either by personal delivery or by United States mail) to the Secretary of the Company not less than 90 days prior to the date of that annual meeting. To be in proper written form a stockholder's notice must set forth information specified in the Bylaws.


                               ANNUAL REPORT

         A copy of the Company's 2001 Annual Report is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and shall not be deemed solicitation material.

         Stockholders may request a copy of the Annual Report, without charge, by contacting the Company's solicitation agent, Innisfree M&A Incorporated, at 501 Madison Avenue, New York, New York 10022 or calling toll-free 1-888-750-5834.


                               OTHER MATTERS

         The Company's Board of Directors knows of no other matters that have been submitted for consideration at the Annual Meeting. If any other matters come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.